UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022 (January 14, 2022)

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3817 Millstone Parkway, St. Charles, MO	63301
(Address of principal executive offices)	(Zip Code)

888-768-1710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOED	NYSE American LLC
Warrants to Purchase Common Stock	GOED WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 4, 2021, Selim Antoine Bassoul resigned from the Board of Directors (the “Board”) of 1847 Goedeker Inc. (the “Company”). On January 14, 2022, the Board, upon recommendation of the Nominating and Corporate Governance Committee, appointed James M. Schneider to the Board to fill the vacancy created by Mr. Bassoul’s resignation. The Board has determined that Mr. Schneider qualifies as “independent” in accordance with the rules and regulations of NYSE American. Mr. Schneider was also appointed to the Audit Committee.

With the exception of the Cooperation Agreement, dated October 15, 2021, among the Company, David L. Kanen, Philotimo Fund, LP, Philotimo Focused Growth and Income Fund and Kanen Wealth Management LLC, there are no arrangements or understandings between Mr. Schneider and any other persons pursuant to which he was selected as a director. In addition, there has been no transaction, nor is there any currently proposed transaction, between Mr. Schneider and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On January 14, 2022, the Company entered into an independent director agreement with Mr. Schneider (the “Director Agreement”) setting forth the terms of his compensation. Pursuant to the Director Agreement, Mr. Schneider is entitled a fee of $40,000 per year, which is payable monthly. In addition, upon appointment to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, he will receive additional annual fees of $6,000, $4,500 and $3,000, respectively, or he will receive additional annual fees of $10,000, $7,500 and $5,000, respectively, upon appointment as the Chair of such Committees. The Company also agreed to reimburse Mr. Schneider for pre-approved reasonable business expenses incurred in good faith in connection with the performance of his duties for the Company.

The Company also entered into an indemnification agreement with Mr. Schneider (the “Indemnification Agreement”), pursuant to which the Company agreed to indemnify Mr. Schneider to the fullest extent permitted by law and the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws, as amended (the “Bylaws”), against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreement provides for the advancement or payment of all expenses to Mr. Schneider and for reimbursement to the Company if it is found that Mr. Schneider is not entitled to such indemnification under applicable law and the Certificate of Incorporation and Bylaws.

The foregoing description of the Director Agreement and the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements filed as Exhibits 10.1 and 10.2 to this report, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Independent Director Agreement, dated January 14, 2022, between 1847 Goedeker Inc. and James M. Schneider
10.2	Indemnification Agreement, dated January 14, 2022, between 1847 Goedeker Inc. and James M. Schneider
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2022	1847 GOEDEKER INC.

/s/ Albert Fouerti
	Name:	Albert Fouerti
	Title:	Chief Executive Officer

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